Exhibit 10.2

Execution Copy

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Agreement”) made and entered into this 1st day of June, 2018, by and between UP 64 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”); and VOYAGER THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated December 23, 2015, (the “Lease”) for space located on the fifth (5th) floor of the Building consisting of 26,148 rentable square feet of Premises (as defined in the Lease) located at 64 Sidney Street, Cambridge, Massachusetts; and

WHEREAS, the initial Term of the Lease expires by its terms on December 31, 2024 and the parties desire to extend the initial Term; and;

WHEREAS, Landlord and Tenant desire and agree to amend and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1.             Defined Terms.  Capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed thereto in the Lease.

2.             Extension of Term.  Notwithstanding anything to the contrary in the Lease, the original Term of the Lease shall be and is hereby extended from January 1, 2025 through November 30, 2026 (the “Extended Term”).  For the avoidance of doubt, Tenant’s rights under Section 2.6 of the Lease shall remain unaffected.

3.             Rents Payable.  During the Extended Term, Annual Fixed Rent for the Premises from January 1, 2025 through November 15, 2025 shall be $99.11 per rentable square foot and for the period from November 16, 2025 through November 30, 2026 shall be $102.08 per rentable square foot.

4.             Protection of Landlord’s REIT Status.  There is hereby added to the Lease the following additional provision as new Section 11.17:

“Section 11.17 - Protection of REIT Status.  In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc. as a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT.  No election, assignment or other action by Landlord hereunder will relieve Landlord of or from its liability for obligations to Tenant under this Lease following any such assignment.”

5.             Counterparts.  This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.             Ratification of Lease.  Except as expressly supplemented, amended or modified by this Agreement, the Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect.  In the event of any inconsistency between the terms of this Agreement and the Lease, the terms of this Agreement shall control.

7.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above:

LANDLORD:
UP 64 SIDNEY STREET, LLC, a Delaware limited liability company

By:	/s/ Michael Farley
Michael Farley, Vice President

TENANT:
VOYAGER THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Steven M. Paul
Steven M. Paul, its President & CEO

And:	/s/ Jane Henderson
Jane Henderson, its CFO & SVP, Corporate Development